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                          CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                            SUPERIOR TELECOM, INC.



    The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

    FIRST:    The name of the corporation is:

              Superior TeleCom, Inc.

    SECOND:   The corporation hereby amends it Certificate of Incorporation as follows:

    Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read, in its entirety, as follows:

        FIRST:    The name of the corporation is:

                  Superior TeleCom Inc.

    THIRD:    The written amendment effected herein was authorized by the written consent, setting forth the action so taken, of the sole shareholder of all of the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 6th day of August, 1996.

                                            By:  /s/ Gary Edwards
                                                 --------------------
                                                 Name:   Gary Edwards
                                                 Title:  Controller


ATTESTED AND ACKNOWLEDGED:

/s/ Stewart H. Wahrsager
- ----------------------------
Name:   Stewart H. Wahrsager
Title:  Assistant Secretary